CERTIFICATION [Exhibit 99.906CERT]

Michael Schoonover, Principal Executive Officer, and Erik Naviloff, Principal Financial Officer of the Mutual Fund Series Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2025, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer		Principal Financial Officer
Mutual Fund Series Trust		Mutual Fund Series Trust

/s/ Michael Schoonover		/s/ Erik Naviloff
Michael Schoonover		Erik Naviloff
Date:	12/4/2025	Date:	12/4/2025

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.